UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE  14A
   Written  consent  solicitation  statement  Pursuant to Section 14(a) of the
             Securities Exchange  Act  of  1934  (Amendment  No.    )

Filed  by  the  Registrant  [X]
Filed  by  a  party  other  than  the  Registrant  [  ]

Check  the  appropriate  box:
[X]      Preliminary  Written  consent  solicitation  statement
[  ]     Confidential,  for  Use  of  the  Commission Only (as permitted by Rule
         14a-6(e)(2))
[  ]     Definitive  Written  consent  solicitation  statement
[  ]     Definitive  Additional  Materials
[  ]     Soliciting  Material  Pursuant  to  Rule  14a-12

                              COLONY  ENERGY,  INC.
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             (Name  of  Registrant  as  Specified  In  Its  Charter)

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     (Name  of  Person(s)  Filing  Written  consent  solicitation  statement, if  other  than  the  Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]     No  fee  required
[ ]     Fee  computed  on  table  below  per Exchange Act Rules 14a-6(i)(1) and
        0-11.

     (1)     Title  of  each  class  of securities to which transaction applies:

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     (2)     Aggregate  number  of  securities  to  which  transaction  applies:

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     (3)     Per  unit  price  or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)     Proposed  maximum  aggregate  value  of  transaction:

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     (5)     Total  fee  paid:

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
[  ]     Fee  paid  previously  with  preliminary  materials.

[  ]     Check  box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount  Previously  Paid:

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     (2)     Form,  Schedule  or  Registration  Statement  No.:

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     (3)     Filing  Party:

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     (4)     Date  Filed:

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
                  PRELIMINARY  COPY  SUBJECT  TO  COMPLETION
                             DATED  MAY  23,  2008

                              COLONY ENERGY, INC.
                        2100 WEST LOOP SOUTH, SUITE 900
                              HOUSTON, TEXAS 77027

To  All  Stockholders  in
Colony  Energy,  Inc.

     The Board of Directors of Colony Energy, Inc. (the "Company") is soliciting your consent to amend the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's common stock, $.001 par value per share ("Common Stock"), in which every five shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock (the "Proposed Amendment"). We ask that you return your written consent by ___________ _____, 2008.

     The Board believes that it is in the best interest of the Company and its stockholders to modify the Company's capital structure in the manner proposed by the Proposed Amendment, in order to facilitate future capital raising transactions, to create a better market price for the Common Stock when public trading in the Common Stock commences, and to further the Company's business activities, including the pursuit of business acquisition transactions.

     Before the Proposed Amendment can become effective, the holders of a majority of the Company's outstanding stock must give their written consent. The Board of Directors has fixed the close of business on June 2, 2008 as the record date for determining the stockholders entitled to notice of this solicitation and to give their consent with respect to the Proposed Amendment.

     The Company will file the Proposed Amendment with the Secretary of State of Delaware when it receives consents from the holders of a majority of the Company's outstanding common stock. The Company expects to make this filing (if at all) on or before ___________ _____, 2008.

     The Board of Directors asks you to consent to the Proposed Amendment. The Proposed Amendment and other related matters are more fully described in the accompanying Consent Solicitation Statement and the exhibit thereto, which form a part of this Notice. We encourage you to read these materials carefully. In addition, you may obtain information about the Company from documents that the Company has filed with the Securities and Exchange Commission.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT. PLEASE COMPLETE, SIGN, AND RETURN THE ACCOMPANYING WRITTEN CONSENT FORM BY ___________ _____, 2008

                                   By  Order  of  the  Board  of  Directors,


Houston,  Texas                              Kent  E.  Lovelace,  Jr.,
____________  _____,  2008                    President

                              COLONY ENERGY, INC.
                        2100 WEST LOOP SOUTH, SUITE 900
                             HOUSTON,  TEXAS  77027
                          TELEPHONE:  (713)  590-5060

                       CONSENT  SOLICITATION  STATEMENT
                       --------------------------------

                                    GENERAL

     This Consent Solicitation Statement and the enclosed written consent form are being mailed in connection with the solicitation of written consents by the Board of Directors of Colony Energy, Inc., a Delaware corporation (the "Company"). These materials pertain to the proposed amendment of the Company's Certificate of Incorporation (the "Proposed Amendment") to effect a one-for-five reverse stock split of the Company's common stock, $.001 par value per share ("Common Stock"), in which every five shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock. These materials are first being mailed to stockholders of record beginning on approximately ____________ _____, 2008. Consents are to be submitted to the Company at the address of the Company stated above by no later ___________ _____, 2008.

                      VOTING  RIGHTS  AND  SOLICITATION

     Any stockholder executing a written consent form has the power to revoke it at any time before ___________ _____, 2008 (or, if earlier, the date on which at least the minimum number of shares have consented in order to approve the Proposed Amendment) by delivering written notice of such revocation to the
Secretary of the Company at the address of the Company stated above. The Company will pay all cost of soliciting written consents. Solicitation will be made primarily through the use of the mail but regular employees of the Company may, without additional remuneration, solicit written consents personally by telephone or telegram.

     The record date for determining those stockholders who are entitled to give written consents has been fixed as June 2, 2008. At the close of business on the record date, the Company had 6,375,000 issued and outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on the Proposed Amendment.

     The Proposed Amendment requires the affirmative vote of a majority of the outstanding shares of Common Stock. With regard to the vote on the Proposed Amendment, abstentions (including failures to return written consent forms) have the same effect as negative votes.

WE  ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS A REQUEST FOR STOCKHOLDER APPROVAL BY WRITTEN CONSENT. YOU ARE REQUESTED TO INDICATE WHETHER YOU APPROVE OF THE PROPOSED CORPORATE ACTION ON THE FORM ENCLOSED FOR THAT PURPOSE AND TO RETURN THAT FORM TO US.

                           SECURITY  OWNERSHIP  OF
                  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information as of ____________ _____, 2008 regarding the beneficial ownership of Common Stock (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) by each director; and (iii) by all directors and officers as a group. The address for all directors and officers of the Company is Colony Energy, Inc., 2100 West Loop South, Suite 900, Houston, Texas 77027.


     Name  and  Address  of                         Beneficial  Ownership  (1)
      Beneficial  Owner                                Number     Percent
      -----------------                               ------     -------

     Kent  E.  Lovelace,  Jr.                         2,158,756  (2)     32.3%

     Westside  Resources,  L.P.                       1,286,684  (3)     18.9%

     Jimmy  D.  Wright                                1,286,684  (4)     18.9%

     All  directors  and officers                     3,445,440  (5)     48.3%
     as  a  group  (two  persons)

     F.E.I.  Energy  Trust                            1,829,561  (6)     27.4%
     c/o  Kenneth  J.  Vacovec
     255 Washington St. Suite 340
     Newton,  MA  02458

     Kenneth  J.  Vacovec                             1,829,561  (7)     27.4%
     255 Washington St. Suite 340
     Newton, MA 02458

     Douglas  C.  Atnipp                              1,700,000  (8)     26.7%
     1000  Louisiana,  Suite  1800
     Houston,  Texas  77002

     Jordan  Marie  Wright  2007  Investment  Trust     850,000  (9)     13.3%
     c/o  Douglas  C.  Atnipp
     1000  Louisiana,  Suite  1800
     Houston,  Texas  77002

     Jacob  Earl  Wright  2007  Investment  Trust       850,000  (9)     13.3%
     c/o  Douglas  C.  Atnipp
     1000  Louisiana,  Suite  1800
     Houston,  Texas  77002

(1) Includes shares beneficially owned pursuant to options and warrants exercisable within 60 days.
(2) Includes 1,842,784 shares held directly and 315,972 shares that may be purchased pursuant to warrants that are currently exercisable.
(3) Includes 850,000 shares held directly and 436,684 shares that may be purchased pursuant to warrants that are currently exercisable. Jimmy D. Wright has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by Mr. Wright.
(4) All of these shares are held by Westside Resources, L.P., an entity over which Mr. Wright has complete control. Accordingly, Mr. Wright has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by Westside Resources, L.P.

(5) Includes 1,842,784 shares held directly, 850,000 shares held by a related entity, and 752,656 shares that may be purchased pursuant to warrants that are currently exercisable.
(6) Includes 1,532,216 shares held directly and 297,345 shares that may be purchased pursuant to warrants that are currently exercisable. Kenneth J. Vacovec, as trustee of this trust, has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by Mr. Vacovec.
(7) The F.E.I. Energy Trust, a trust for which Mr. Vacovec serves as trustee, holds all of these shares. Accordingly, Mr. Vacovec has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by the F.E.I. Energy Trust.
(8) Either the Jordan Marie Wright 2007 Investment Trust or the Jacob Earl Wright 2007 Investment Trust, trusts for which Mr. Atnipp serves as trustee, holds all of these shares. Accordingly, Mr. Atnipp has sole voting power and sole investment power over these shares. These shares are also included in the table in the figures of shares beneficially owned separately by the Jordan Marie Wright 2007 Investment Trust and the Jacob Earl Wright 2007 Investment Trust.
(9) Douglas C. Atnipp, as trustee of this trust, has sole voting power and sole investment power over these shares. These shares are also included in the table in the figure of shares beneficially owned by Mr. Atnipp.


                                   PROPOSAL  1
                           THE  REVERSE  STOCK  SPLIT

GENERAL

     The Company is proposing to amend the Company's certificate of incorporation to effect a one-for-five reverse stock split of Common Stock, in which every five shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock (the "Proposed Amendment"). A copy of the Board of Director resolution approving the Proposed Amendment are attached as Annex I to this written consent solicitation statement. If the requisite consents are obtained, the Proposed Amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after such consents are obtained.

     The Proposed Amendment would reduce the number of outstanding shares of Common Stock to approximately 20% of the number of shares currently outstanding. Accordingly the Proposed Amendment would decrease the number of outstanding shares of Common Stock to approximately 1,275,000 shares. The Proposed Amendment will not affect the proportionate equity interest in the Company of any holder of the Common Stock, subject to the provisions for the elimination of fractional shares as described below. If the Proposed Amendment is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of stockholders of the Company, as is the case with each currently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the future liquidity of the Common Stock, the Board of Directors does not believe that this is likely to happen.

REASONS  FOR  THE  PROPOSED  AMENDMENT

     As the Board of Directors has refined its business plans and explored generally various future options, the Board has come to believe that proportionately reducing the number of outstanding shares of Common Stock at this time will serve several Company objectives.

     First, the Board of Directors believes that proportionately reducing the number of outstanding shares of Common Stock will increase the per-share value of the shares of Common Stock that remain outstanding. The Board of Directors believes that this will facilitate future capital raising transactions. This belief is premised on the Board's understanding that the current per-share value of the Common Stock impairs the acceptability of the Common Stock by the types of institutional investors that the Company would like to invest in the Company. Theoretically, the price and value of a stock should not (by itself) affect its acceptability, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

     Furthermore, the Board of Directors believes that, when public trading commences in the Common Stock (if ever), a lower per-share price will reduced the effective marketability of the Common Stock because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms also prohibit investors from purchasing on margin stocks that are trading below certain prices per share. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock. Therefore, lower prices for the Common Stock may adversely affect anyone who wishes to acquire shares and holders who wish to liquidate their holdings.

     Moreover, for much of the same reasons already stated, the Board of Directors believes that a higher per-share value will make the Common Stock more acceptable to sellers in possible, future business acquisition transactions. Although the Company is currently seeking private equity investments and business acquisition opportunities, the Company has not entered into any letter of intent (much less any definitive agreement) regarding such a transaction, and there can be no assurance that the Company will ever be successful in raising any capital funds or completing any acquisition.

     While management believes that the Proposed Amendment will have a positive effect on the Company, there can be no assurance that this will necessarily be true. There can be no assurance that the value of a share of Common Stock after the Proposed Amendment will be five times the value if the Proposed Amendment is not implemented, or that the Proposed Amendment will otherwise have the desired effects described.

     The Proposed Amendment would permit the Company to issue an additional 5,100,000 shares of Common Stock from that which is now currently authorized but not outstanding. The additional shares could be issued for any proper corporate purpose including, but not limited to, future equity and convertible debt financings, acquisitions of property or securities of other corporations, debt conversions and exchanges, exercise of current and future options and warrants, for issuance under the Company's future employee benefit plans, stock dividends and stock splits. The Board of Directors is required to make each determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. The additional shares will be available for issuance from time to time by the Company at the discretion of the Board of Directors, normally without further stockholder action or notification (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules that may apply in the future). The Board of Directors does not anticipate seeking authorization from the Company's stockholders for the issuance of any of the additional shares of Common Stock. The availability of such shares for issuance in the future will give the Company greater flexibility and permit such shares to be issued without the expense and delay of a special stockholders' meeting. However, there can be no assurance that stockholders would approve of all or even any of the stock issuances undertaken with the additional share. The holders of the Company's existing outstanding shares of Common Stock will have no preemptive right to purchase any additional shares. The issuance of the additional shares of Common Stock could reduce (perhaps substantially) the proportionate interest that each presently outstanding share of Common Stock has with respect to dividends, voting, and the distribution of assets upon liquidation.

EXCHANGE  OF  STOCK  CERTIFICATES  AND ELIMINATION OF FRACTIONAL SHARE INTERESTS

     If the requisite number of shares of Common Stock entitled to vote consent to the Proposed Amendment, a Certificate of Amendment effecting the Proposed Amendment will be filed in the Office of the Secretary of State of Delaware promptly after such approval. The Proposed Amendment would become effective as of the close of business on the date of the filing of the Certificate of Amendment (such filing is referred to hereinafter as the "Filing"). Stockholders of the Company of record as of the Filing will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Common Stock outstanding prior to the Proposed Amendment (referred to hereinafter as "Pre-Split Shares") for new certificates representing Common Stock after the Proposed Amendment (referred to hereinafter as "Post-Split Shares"). Certificates representing Pre-Split Shares subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Stockholders of the Company should not submit any certificates until requested to do so. In the event any certificate representing Pre-Split Shares is not presented for exchange upon request, any dividends that may be declared after the date of the Filing with respect to the shares represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to the abandoned property laws will be paid to the holder thereof or his designee, without interest.

     No fractional shares will be issued. Instead, all fractional shares will be rounded up to one whole share.

FEDERAL  INCOME  TAX  CONSEQUENCES

     This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Proposed Amendment.

     The exchange of Pre-Split Shares for Post-Split Shares will not result in recognition of gain or loss for federal income tax purposes. Otherwise, your holding period and tax basis of your Pre-Split Shares are applied in total to your Post-Split Shares.

ANTI-TAKEOVER  AND  RELATED  EFFECTS

     The Proposed Amendment is not intended as an anti-takeover device and it is not expected to function unintentionally as one. The Company is not aware of any present efforts or plans by any person to undertake a hostile takeover of the Company.

     In addition, the Proposed Amendment is not intended as a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, and it is not expected to function unintentionally as one.

DISSENTERS'  RIGHTS,  BOARD  RECOMMENDATION  AND  REQUIRED  APPROVAL

     Under Delaware corporation law and the Company's Certificate of Incorporation and bylaws, holders of Common Stock will not be entitled to dissenters' rights with respect to the Proposed Amendment.

     The adoption of the Proposed Amendment will require the affirmative vote of a majority of the outstanding shares of the Company's common stock on the record date, voting together as a single class.

     THE BOARD OF DIRECTORS RECOMMENDS A CONSENT "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT.


                   SUBMISSION  OF  STOCKHOLDER  PROPOSALS
                          FOR  NEXT  ANNUAL  MEETING

     Stockholders wishing to submit proposals for consideration by the Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its written consent solicitation statement and form of proxy for that meeting. The Company does not now have any definitive plans regarding the possible date of its next Annual Meeting.

                                   By  Order  of  the  Board  of  Directors,


Houston,  Texas                              Kent  E.  Lovelace,  Jr.,
____________  _____,  2008                    President

                                     ANNEX  I

                                AMENDMENT  RESOLUTION

          BE IT RESOLVED, that the Fourth Article of the First Amended and Restated Certificate of Incorporation of the Corporation be and hereby is amended to add a last paragraph, which shall read in its entirety as follows:

          "G. Upon the effectiveness of the filing with the Secretary of State of Delaware of Certificate of Amendment to the Certificate of Incorporation adding this paragraph to the Corporation's certificate of incorporation, each five (5) shares of Common Stock issued and outstanding immediately prior to the filing of such Certificate of Amendment as aforesaid shall be combined into one (1) share of validly issued, fully paid and non-assessable Common Stock. As soon as practicable after such date, the Corporation shall request holders of the Common Stock to be combined in accordance with the preceding to surrender certificates representing their Common Stock to the Corporation's authorized agent, and each such stockholder shall receive upon such surrender one or more stock certificates to evidence and represent the number of shares of Common Stock to which such stockholder is entitled after the combination of shares provided for herein; provided, however, that this Corporation shall not issue fractional shares of Common Stock in connection with this combination, but all fractional shares that would otherwise result shall be rounded up to one whole share of Common Stock."

                             COLONY  ENERGY,  INC.

     WRITTEN  CONSENT  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS

     The undersigned hereby acknowledges receipt of the Consent Solicitation Statement (the "Statement") in connection with the proposed reverse stock split of the Common Stock of Colony Energy, Inc. (the "Company") and consents with respect to all of the Common Stock of the Company held by the undersigned, to the adoption of the proposal set forth herein (as such proposal is defined in the Statement) without a meeting of the stockholders of the Company.

THE  BOARD  OF  DIRECTORS  RECOMMENDS  THAT  YOU  CONSENT  "FOR"  PROPOSAL  1.

1. Proposal to amend the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of the Company's common stock.

     _____     CONSENTS/FOR

     _____     WITHHOLDS  CONSENT/AGAINST

     _____     ABSTAINS

2. I represent that I own the following number of shares of the Company's Common Stock (please insert the correct number):__________________________.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE  _________________________  2008    ____________________________________
                                                   Signature

--------------------------------
PLEASE  MARK,  SIGN,  DATE  AND
RETURN  THE  CONSENT  FORM  PROMPTLY
USING  THE  ENCLOSED  ENVELOPE          _____________________________________
------------------------------               Signature  if  held  jointly